EXHIBIT 5.1

OPINION OF APPLEBY

Our Ref:  123940.0029

5 March 2015

Global Sources Ltd.
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

Dear Sirs,

Global Sources Ltd. (the Company)

1.
This opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the United States Securities and Exchange Commission (the SEC) of a Form S-8 (the Additional Registration Statement) under the Securities Act of 1933, as amended (the Securities Act), so as to register an additional 2,849,269 common shares of par value US$0.01 each (the “Additional Plan Shares”) authorized for issuance under The Global Sources Equity Compensation (2007) Master Plan (amended and restated effective as of January 1, 2014) (the Plan).

A registration statement on Form S-8 was previously filed with the SEC on November 7, 2006, covering the registration of an initial 3,000,000 common shares of par value US$0.01 each authorized for issuance under the Plan. The Company now wishes to file the Additional Registration Statement to register the Additional Plan Shares.

2.	For the purpose of this opinion, we have examined and relied upon the following:-

(a)
the entries and filings shown in respect of the Company on the file of the Company maintained at the offices of the Registrar of Companies, as revealed by a search conducted on January 9, 2015 and completed at 11:45 a.m., Bermuda time, and updated on March 3, 2015 and completed at 10:15 a.m., Bermuda time;

(b)
the entries and filings shown in respect of the Company in the Supreme Court Cause Book and Register of Judgements maintained at the Registry of the Supreme Court of Bermuda, as revealed by a search conducted January 9, 2015 and completed at 8:45 a.m., Bermuda time, and updated on March 3, 2015 and completed at 9:30 a.m., Bermuda time;

(c)	a copy of the draft Additional Registration Statement, as furnished by Cahill Gordon & Reindel LLP on March 3, 2015;

(d)	a copy of the Plan;

(e)
copies of the Certificate of Incorporation, the Memorandum of Association (subscribed on November 8, 1999) and Bye-Laws (adopted on November 17, 1999 and amended up to June 11, 2008) of the Company (collectively referred to as the Constitutional Documents);

(f)	a copy of the Register of Directors and Officers in respect of the Company;

(g)	a copy of the Certificate of Compliance dated March 3, 2015 (the Certificate of Compliance) issued by the Registrar of Companies in Bermuda in respect of the Company.

(h)
copies of the unanimous written resolutions of the directors of the Company dated December 15, 2014 and the unanimous written resolutions of the directors of the Company dated February 27, 2015 (collectively the Resolutions);

(i)	a copy of Director's Certificate dated February 27, 2015 (the Director’s Certificate) confirming certain matters of fact and opinion;

(j)	a copy of the “Foreign Exchange Letter” issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company; and

(k)	a copy of the “Tax Assurance” issued by the Registrar of Companies in Bermuda for the Minister of Finance in relation to the Company.

3.	We have made no investigation of, and express no opinion as to, the laws of any jurisdiction other than Bermuda.

4.	We have assumed:-

(a)
the authenticity, accuracy and completeness of all documents examined by us submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, notarised, scanned, faxed or photostatic copies;

(b)	the genuineness of all signatures, seals and chops (if any) on all the documents which we have examined;

(c)	the accuracy and completeness of all factual representations, warranties or statements of fact or law, other than as to the laws of Bermuda, made in any of the documents examined by us;

(d)	that there have been no amendments to the Constitutional Documents as referred to above;

(e)
that the Resolutions are a full and accurate record of resolutions duly passed by the directors of the Company and that the Resolutions have not been amended or rescinded and are in full force and effect and that there is no matter affecting the authority of the directors of the Company, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(f)
that the records which were the subject of the searches referred to in paragraphs 2(a) and (b) were complete and accurate at the time of such searches and that the information disclosed by our searches has not been materially altered and that the searches did not fail to disclose any information material for the purposes of this opinion which had been lodged for filing or registration or should have been delivered for filing or registration, but was not disclosed or did not appear on the public file or register at the time of the searches;

(g)	that all of the documents which were received by electronic means are complete, intact and in conformity with the transmission as sent;

(h)
that no person has any express or constructive knowledge of any circumstance whereby any director of the Company, when the board of directors of the Company passed the Resolutions, failed to discharge his fiduciary duty owed to the Company and to act honestly and in good faith with a view to the best interests of the Company; and

(i)
that the form of the Additional Registration Statement which we have examined for the purposes of this opinion does not differ in any material respect from that approved by the Board of Directors pursuant to the Resolutions, and that, when filed, the Additional Registration Statement will be in a form which does not differ in any material respect from the form which we have examined for the purposes of this opinion.

5.
Based on the foregoing and subject to the reservations set out below and subject to any matter not disclosed to us, we are of the opinion that the Additional Plan Shares, when duly issued in accordance with the Resolutions and the Plan, will be legally issued, fully-paid and non-assessable common shares of the Company.

6.	Our reservations are as follows:-

(a)
We have relied upon statements and representations made to us in the Director’s Certificate provided to us by a director of the Company for the purposes of this opinion.  We have made no independent verification of the matters referred to in the Director’s Certificate, and we qualify our opinion to the extent that the statements or representations made in the Director’s Certificate are not accurate in any respect.

(b)
Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Cause Book at the Registry of the Supreme Court in Bermuda are not conclusive and it should be noted that the Register of Companies and the Supreme Court Cause Book do not reveal:

(i)
details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Cause Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Cause Book or Judgment Book;

(ii)
details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)
whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Cause Book at the date and time the search is concluded;

(iv)	whether arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)
whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981 of Bermuda (as amended).

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (overseas companies) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(c)	In order to issue this opinion we have carried out the searches referred to in paragraphs 2(a) and (b) and have not enquired as to whether there has been any change since the date of such searches.

(d)
Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for the shares of such shareholder, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

This opinion is addressed to you in connection with the registration of the Additional Plan Shares with the SEC and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority.  We consent to the filing of this opinion as an exhibit to the Additional Registration Statement of the Company.

We also consent to the reference to our Firm in the Additional Registration Statement.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law.  It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Appleby